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                                                                       Exhibit 5



                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                www.haledorr.com
                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                        617-526-6000 - FAX 617-526-5000


                                       December 14, 1999



PolyMedica Corporation
11 State Street
Woburn, MA 01801

         Re:      1998 Stock Incentive Plan
                  -------------------------

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 200,000 shares (the "Shares") of Common Stock, $.01 par value per share, of PolyMedica Corporation, a Massachusetts corporation (the "Company"), issuable under the Company's 1998 Stock Incentive Plan (the "Plan").

         We have examined the Articles of Organization of the Company, the By-laws of the Company (each as amended to date), and originals, or copies certified in our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic of facsimile copies, and the authenticity of the originals of any such documents.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                       Very truly yours,

                                       /s/ Hale and Dorr LLP

                                       HALE AND DORR LLP



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              Hale and Dorr LLP Includes Professional Corporations
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